UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 8, 2009

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  949 885 9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 8, 2009 the registrant issued 24,811,245 shares of its common stock to Calcounties Title Nation Company (CCTN) as payment of $868,394 of the registrant’s debt to CCTN.    The value of the shares is based upon seventy percent (70%) of the closing price of the registrant’s common stock on September 8, 2009.  The shares represent fifty one percent (51%) of the outstanding common stock of the registrant.

Dennis R. Duffy, Daniel J. Duffy and Janis Okerlund, officers and directors of the registrant are the officers, directors and each hold thirty-three and one third percent (33.333%) of the outstanding common stock of CCTN.  After the issuance to CCTN, Dennis R. Duffy, Daniel J. Duffy and Janis Okerland will directly or indirectly own 48,900,802 shares equaling 66.7% of the registrant’s common stock, an increase of 17.9% from their previously reported ownership.

The registrant provides vendor services including production, IT, HR, Accounting and consulting for CCTN.  CCTN operates two branch offices and employ approximately 110 individuals located in California. CCTN is licensed to issue title insurance policies in Orange and Los Angeles counties, California, and is applying to expand licensing to encompass all of California and 30 to 40 states nationally.   The settlement of the registrant’s debt to CCTN was a requirement of the California Department of Insurance.

The registrant relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 as amended being a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009	TEAM NATION HOLDINGS CORPORATION

	By:	/s/ DENNIS R. DUFFY
DENNIS R. DUFFY
Chief Executive Officer